[EXHIBIT (a)(4)]
FORM OF CONFIRMATION TO EMPLOYEES
OF RECEIPT OF ELECTION TO WITHDRAW
[Presented with confirmation number promptly after confirming the Election to Withdraw]
This message confirms that Mindspeed has received your election to withdraw from the option exchange program by which you rejected Mindspeed’s offer to exchange all of your eligible outstanding unexercised old options for new options.
If you change your mind and decide you would like to participate, you must: (1) SELECT THE ELECTION TO PARTICIPATE AND THE OPTION GRANTS YOU ELECT TO EXCHANGE ON MINDSPEED’S INTRANET SITE AT http://www.mindspeed.com/web/intranet/hr/soe.jsp; (2) HIT THE CONFIRM BUTTON; and (3) PRINT YOUR CONFIRMATION PAGE, before 9:00 p.m., Pacific Time, on May 8, 2009.
If you are not making your election to participate in the option exchange program on Mindspeed’s Intranet site, then on the accompanying personalized signature page: (1) SELECT THE ELECTION TO PARTICIPATE AND THE OPTION GRANTS YOU ELECT TO EXCHANGE; (2) SIGN THE FORM; and (3) DELIVER IT TO STOCK ADMINISTRATION by e-mail (via PDF or similar imaged document file) to stock.admin@mindspeed.com before 9:00 p.m., Pacific Time, on May 8, 2009.

Employee ID	Client Grant ID	Grant Date	Options Outstanding	Options Exercisable	Unvested Shares	Expiration Date	Grant Price ($)	Grant Selected
☐Yes ☐No
☐Yes ☐No
☐Yes ☐No
☐Yes ☐No
☐Yes ☐No
☐Yes ☐No
☐Yes ☐No
☐Yes ☐No
If you have any questions about this message, please contact Mindspeed’s Stock Administration, by e-mail at stock.admin@mindspeed.com.

Date: MM/DD/YYYY	Confirmation Number: 00000000	Time: HH/MM